UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 7, 2012

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300 Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2012, Erin M. Nelson and Bazaarvoice, Inc. (the “Company”) entered into a Transition Agreement and Release providing for Ms. Nelson’s resignation as the Company’s Chief Marketing Officer.

The Transition Agreement and Release provides for Ms. Nelson’s continued service to the Company as a non-executive employee during a transitional period. The term of the agreement commenced on December 7, 2012 and is to continue until the earlier of March 8, 2013 or Ms. Nelson’s commencement of other employment. Pursuant to this agreement, which replaces Ms. Nelson’s prior employment offer letter with the Company, the Company will pay Ms. Nelson a one-time transition payment of $600,000 by December 31, 2012. In addition, during the term of the agreement, the Company will pay Ms. Nelson salary in the amount of $20,833 per month and provide continued employment benefits, and Ms. Nelson will continue to vest in her existing stock options and restricted stock units. The Transition Agreement and Release also contains a customary release and customary non-solicitation and confidentiality obligations.

Item 7.01	Regulation FD Disclosure.

On December 7, 2012, the Company issued a press release announcing the appointment of Lisa Pearson as Executive Vice President of Bazaarvoice Marketing and Ms. Nelson’s resignation from her role as the Company’s Chief Marketing Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release, dated December 7, 2012.

The information furnished in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: December 7, 2012